UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): October 15, 2004

CSK AUTO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona (Address of principal executive offices)		85012 (Zip Code)

Registrant’s Telephone Number, Including Area Code:		(602) 265-9200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 18, 2004, the Compensation Committee of the Board of Directors of CSK Auto Corporation (the “Company”) and CSK Auto, Inc., its wholly owned subsidiary (“Auto”), authorized the grant of various stock-based awards to the Company’s directors and executive officers, as well as other associates of the Company and Auto, pursuant to the CSK Auto Corporation 2004 Stock and Incentive Plan. The forms of agreements relative to such grants are attached hereto as exhibits 99.1 to 99.3.

On October 15, 2004, Auto entered into an amendment to its agreement with Mr. James Bazlen, a current member of the Company’s and Auto’s Board of Directors, and former President and Chief Operating Officer of the Company. The agreement was revised to reflect changes in the Company’s Outside Director Compensation Policy, which was recently amended by the Company’s Board of Directors to allow for annual grants of stock-based compensation to the Company’s non-employee directors. The form of amendment to the agreement with Mr. James Bazlen is attached hereto as Exhibit 99.4.

Item 9.01 Financial Statements and Exhibits

(c) The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description
99.1	Non-qualified Stock Option Contract – Employee Form

99.2	Non-qualified Stock Option Contract – Director Form

99.3	Restricted Stock Agreement

99.4	Amendment to employment agreement between Mr. James Bazlen and CSK Auto, Inc., dated effective October 15, 2004

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

	By: /s/	DON W. WATSON

Don W. Watson
Senior Vice President
Chief Financial Officer

DATED: October 20, 2004

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